Exhibit 10.7


                          THIRD AMENDMENT
                          UAL CORPORATION
                   EMPLOYEE STOCK OWNERSHIP PLAN
                  (Effective as of July 12, 1994)


     By virtue and in exercise of the amending power reserved to UAL Corporation (the "Company") under Section 13.1(a) of the UAL Corporation Employee Stock Ownership Plan (effective as of July 12, 1994) (the "Plan"), which amending power thereunder is subject to the approval of the Air Line Pilots Association International ("ALPA") and the International Association of Machinists and Aerospace Workers (the "IAM"), the Company hereby amends the Plan, subject to the approval of ALPA and the IAM, as follows, effective January 1, 1995 (except as specified below).

     1. The paragraph inserted by the Second Amendment to the Plan at the end of the material labelled "Part A" which precedes
Section 1 is deleted and replaced with the following paragraph:

         "For the Plan Years beginning on and after January 1, 1995, the foregoing percentages are amended to take into account the participation by the IAM Employee Group in allocations of Class 2 Non-Voting Preferred Stock under Part B and the Supplemental Plan. Accordingly, the shares of Class 1 Non-Voting Preferred Stock allocated on or after January 1, 1995, will be allocated ratably over the remaining Wage Investment Period, to the Employee Groups in accordance with the following revised percentages:

         ALPA Employee Group - 32.234549%
         IAM Employee Group - 47.036084%
         Management and Salaried Employee Group - 20.729367%"

     2. Section 1(p) is amended by adding the following to the end of the Section:

     "With respect to a Participant who is a member of the ALPA Employee Group, Compensation shall not include amounts paid as a vacation buy-back at the book rate under the collective bargaining agreement applicable to members of the ALPA Employee Group. An amount included as "compensation," as defined in the Supplemental Plan, as a result of an election by the Employee to defer receipt of the amount, shall not be included as Compensation in the Plan Year in which the amount is actually paid to the Employee."

     3. Section 1(dd) is amended by adding the following to the end of the Section:

     "The requirement that an Employee be "non-probationary" to be a member of the IAM Employee Group shall not apply if the Employee (i) satisfies the other requirements of this subsection, and (ii) either (x) was previously a Participant before completing the probationary period, or (y) before completing the probationary period, completes (whether or not in a capacity represented by the IAM) either (I) a total of six months of consecutive service as an Employee, or (II) six months of service within a single Plan Year."

     4.  The following is added to the end of Section 2.3:

     "A Participant who transfers from one Employee Group to another, and who is an Eligible Employee in the Employee Group to which the Participant transfers (ignoring any service requirement otherwise applicable to members of such Employee Group), shall become a Participant in the Employee Group to which the Participant transfers as of the date of transfer."

     5.  The material added by the Second Amendment to Section
5.4(a)(i)(A) is deleted and the following inserted in its place:

     "For Class 1 Non-Voting Preferred Stock released for Plan
     Years beginning on or after January 1, 1995, the allocation percentage shall be as follows: ALPA Employee Group
     32.234549%; IAM Employee Group - 47.036084% and Management and Salaried Employee Group - 20.729367%."

     6. Section 5.4(c) is amended, for Plan Years beginning on or after January 1, 1995, by eliminating the following proviso:

     "provided, however, that no allocations (other than allocations under clauses (i) and (viii) below) shall be made to Accounts of Participants who are members of the IAM
     Employee Group."

     7. The material added to the end of Section 5.4(c) by the Second Amendment is hereby deleted.

     8. Section 7.11 is amended by adding the following to the end of the Section:

     "Notwithstanding anything to the contrary contained herein, all payments under qualified domestic relations orders must be made as soon as administratively feasible following the determination of the qualified status of the order. Any domestic relations order under which payment cannot be made as set forth in the preceding sentence is considered to provide for a type or form of benefit not provided in the Plan and will not be recognized as a qualified domestic relations order."

     9. The following new Section 11.13 is added to the Plan, effective as of July 12, 1994:

     "11.13  Committee Alternates.

             An individual acting as an alternate member of the ESOP Committee shall be considered a member of the ESOP
     Committee for all purposes of this Plan."

     10.  Paragraph (a)(2) of Appendix A, as added by the Second
Amendment, is amended to read as follows:

          "(2) Shares to be included in hypothetical share number and hypothetical allocation. The following number of shares is to be included in the hypothetical share number under
     Section 5.4(c)(ii) and Section 2.4(a) of the Supplemental Plan as the Special Annual Allocation for each affected
     Participant: the sum of (i) the 1994 Shortfall Shares, plus
     (ii) $8.8872 times the Participant's 1994 Shortfall Shares divided by the fair market value of a share of Class 1 Non-Voting Preferred Stock as of the end of the 1995 Plan Year."

     11.  Paragraph (b)(2) of Appendix A, as added by the Second
Amendment, is amended by deleting the last sentence thereof.

     12. Appendix A, as added by the Second Amendment, is amended by adding the following to the end of the Appendix:

     "Other Special Annual Allocations. Prior to the end of any Plan Year (including the 1995 Plan Year), the Committee may adopt a Special Annual Allocation in addition to those set forth above. Such additional Special Annual Allocations may be adopted by the Committee if it determines that, as a result of missing data or a similar reason, a Participant's account was not allocated the number of shares the Committee determines to be appropriate according to the terms of the Plan. Such additional Special Annual Allocations shall be made according to the method set forth above for the Special Annual Allocation for 1995, using data applicable to the appropriate Plan Year(s). As is the case for the other Special Annual Allocations under this Appendix A, the hypothetical share number referred to in the Plan shall be calculated by taking into account such Special Annual Allocation, as explained in Section 5.4(c)(ii) of the Plan."

          IN WITNESS WHEREOF, the Company has caused this Third
Amendment to be executed on December 28, 1995.

                                   UAL CORPORATION

                                   /s/ Douglas A. Hacker


                                   APPROVED BY:

                                   AIR LINE PILOTS ASSOCIATION,
                                   INTERNATIONAL

/s/ Harlow B. Osteboe              /s/ J. Randolph Babbitt


                                   INTERNATIONAL ASSOCIATION
                                   OF MACHINISTS AND AEROSPACE
                                   WORKERS

                                   /s/ Kenneth W. Thiede